Exhibit 99.1

PACIFIC GREEN ACQUIRES SHEAF ENERGY LIMITED, A 249 MW / 373.5 MWH

BATTERY ENERGY STORAGE DEVELOPMENT IN THE UK

DOVER, DE / ACCESSWIRE / December 20, 2022 / Pacific Green Battery Energy Parks 2 Limited, a wholly-owned subsidiary of Pacific Green Technologies, Inc. (the “Company” or “Pacific Green”, (OTCQB: PGTK)) announces that it has acquired 100% of the shares in Sheaf Energy Limited (“Sheaf Energy Park”) for £7.5 million (US$9.1 million) from UK-based energy originator, Tupa Energy (Holdings) Limited.

Sheaf Energy Park will be a 249 MW / 373.5 MWh battery energy storage system (“BESS”) located next to the Richborough Energy Park in Kent, England. Design and construction will begin in the first half of 2023, with the battery park commencing its 35 year operating life in April 2025.

Scott Poulter, Pacific Green’s Chief Executive, commented: “When operational, Sheaf Energy Park will be one of the largest batteries in the UK. Pacific Green is extremely proud to be the industry leader in developing the next generation of large-scale energy parks in support of the country’s transition to Net Zero.”

Building on Pacific Green’s first BESS development, 99.98 MW Richborough Energy Park Limited, which is due to connect with the grid in Q2 2023, Sheaf Energy Park is the continuation of the Company’s multi-gigawatt pipeline in the UK and around the world.

Scott added: “Having proven the ability to project finance and develop large scale battery energy storage systems in the UK, the template we have now established provides a streamlined structure for developing these unprecedented battery projects anywhere in the world.”

About Pacific Green Technologies, Inc.:

Pacific Green Technologies, Inc. is focused on addressing the world’s need for cleaner and more sustainable energy. The Company offers BESS, Concentrated Solar Power (CSP) and Photovoltaic (PV) energy solutions to complement its marine environmental technologies and emissions control divisions.

For more information, visit Pacific Green’s website:

www.pacificgreentechnologies.com

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the continued development of Sheaf Energy Park, any potential business developments and future interest in the Company’s battery, solar and emissions control technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the continuation of the development of Sheaf Energy Park, general economic and political conditions, and the ongoing impact of the COVID-19 pandemic. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s annual report on Form 10-K for the most recent fiscal year, the Company’s quarterly reports on Form 10-Q and other periodic reports filed from time- to-time with the Securities and Exchange Commission.

Contact:

Scott Poulter, Chairman & CEO

Pacific Green Technologies

T: +1 (302) 601-4659

SOURCE: Pacific Green Technologies, Inc.

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA